Exhibit 99.1

Press Release

Procera Networks Announces Pricing of Common Stock Offering

Fremont, CA, June 9, 2011 – Procera Networks, Inc., (“Procera”) (NYSE Amex: PKT) the intelligent policy enforcement company, today announced the pricing of a common stock offering of 2,632,000 primary shares at a price to the public of $9.50 per share. The underwriters have a 30-day option to purchase up to an additional 394,800 shares to cover over allotments, if any.

Procera will receive $23.0 million in net proceeds from the offering after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering for general working capital purposes. The offering is expected to close on June 14, 2011, subject to satisfaction of customary closing conditions.

Stifel Nicolaus Weisel is the sole book-running manager of the offering and Stern Agee is serving as a co-manager.

A shelf registration statement relating to the offering of the common stock was filed with the U.S. Securities and Exchange Commission on May 13, 2011 and has become effective. The offering is being made only by means of a prospectus supplement and accompanying prospectus, forming a part of the registration statement. Before investing, you should read the prospectus supplement and the accompanying prospectus for information about Procera Networks and this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A copy of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling 415-364-2720. Procera intends to file a final prospectus supplement relating to the offering with the SEC, which will be available along with the base prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at www.sec.gov.

About Procera Networks, Inc.

Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology, designed to enable carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards, and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence. Procera's core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) ecosystem, by enforcing advanced network and service policies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to Procera’s expectations regarding the completion of the public offering. Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Procera will be able to complete the public offering on the anticipated terms, or at all. Additional risks and uncertainties are described in the "Risk Factors" section of our prospectus supplement and accompanying prospectus, forming a part of the registration statement on Form S-3, and other required reports, as filed with the SEC, which are available free of charge on the SEC's website at www.sec.gov or on our website at www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Press Contact

Diana Loredo, Procera Networks, 510-228-4291, diana.loredo@proceranetworks.com

Investor Relations Contact

Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com